UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 5, 2014

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31812	58-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Main Street West

Baudette, MN 56623

(Address of Principal Executive Offices, including Zip Code)

(218) 634-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture and the Notes

On December 10, 2014, ANI Pharmaceuticals, Inc. (the “Company”) completed its previously announced underwritten public offering (the “Offering”) of $143.75 million aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2019 (the “Notes”), which includes $18.75 million principal amount of Notes issued pursuant to the full exercise of the over-allotment option granted to the underwriters in the Offering. The net proceeds from the Offering were approximately $138.3 million after deducting the underwriters’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used $15.6 million of the net proceeds from the Offering to pay the cost of the Convertible Note Hedge Transactions (as defined below) (after such cost was partially offset by the proceeds to the Company from the sale of warrants in the Warrant Transactions (as defined below)) with Nomura Global Financial Products Inc. (the “Option Counterparty”), an affiliate of Nomura Securities International, Inc.

The Notes are governed by the terms of a base indenture dated December 10, 2014 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee, as supplemented by a supplemental indenture, dated December 10, 2014 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The Notes will pay interest semi-annually on June 1 and December 1 of each year at an annual rate of 3.00% and will mature on December 1, 2019, unless earlier converted or repurchased. The Notes are convertible, subject to certain conditions and during certain periods, at an initial conversion rate of 14.3916 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $69.48 per share, representing a conversion premium of approximately 30% above the closing price of the Company’s common stock of $53.45 per share on December 4, 2014. The Company also entered into a warrant transaction with the Option Counterparty. The Company will settle conversions of the Notes through payment or delivery, as the case may be, of cash, shares of common stock of the Company or a combination of cash and shares of common stock, at the Company’s option (subject to, and in accordance with, the settlement provisions of the Indenture).

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding June 1, 2019 in multiples of $1,000 principal amount only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

•	during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate for the Notes on each such trading day; or

•	upon the occurrence of specified corporate events described in the Indenture.

On and after June 1, 2019 until the second scheduled trading day immediately preceding maturity, holders of the Notes may convert their Notes at their option at any time regardless of the foregoing circumstances.

If the Company experiences a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.

The Company may not redeem the Notes prior to the maturity date and no “sinking fund” is provided for the Notes, which means that the Company is not required to periodically redeem or retire the Notes.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency with respect to the Company or any of its significant subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture, subject to certain conditions set forth in the Indenture, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes to be due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to each of the Indenture and form of Note, which are filed as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Convertible Note Hedge and Warrant Transactions

In connection with the sale of $18.75 million principal amount of notes pursuant to the full exercise of the underwriters' over-allotment option, on December 5, 2014, the Company entered into an additional convertible note hedge transaction with the Option Counterparty. The additional convertible note hedge transaction, together with the base convertible note transaction the Company entered into on December 4, (collectively the "Convertible Note Hedge Transactions") is generally expected, but not guaranteed, to reduce the potential dilution to the Company's common stock and/or offset the cash payments the Company is required to make in excess of the principal amount of converted Notes, in each case, upon conversion of the Notes in the event that the market price per share of the Company’s common stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the conversion price of the Notes, which is initially approximately $69.48. On December 5, 2014, the Company also entered into an additional warrant transaction with the Option Counterparty in which it sold warrants to the Option Counterparty initially exercisable into 269,843 shares of its common stock, which is the same number of shares of the Company’s common stock initially underlying the Notes sold pursuant to the over-allotment exercise, subject to customary anti-dilution adjustments. The strike price of the warrants will initially be $96.21 per share, which is 80% above the last reported sale price of the Company’s common stock on December 4, 2014.  The additional warrant transaction and the base warrant transaction the Company entered into on December 4, (collectively the "Warrant Transactions") could have a dilutive effect to the Company's stockholders to the extent that the market price per share of the Company’s common stock exceeds the applicable strike price of the warrants during the measurement period at the maturity of the warrants. The Company paid the Option Counterparty approximately $36.3 million for the Convertible Note Hedge Transactions and received approximately $20.6 million from the Option Counterparty for the Warrant Transactions, resulting in a net cost to the Company of approximately $15.6 million. The warrants were issued to the Option Counterparty pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

The Company will not be required to make any additional cash payments to the Option Counterparty or its affiliates under the Convertible Note Hedge Transactions and will be entitled to receive from the Option Counterparty or its affiliates, as the case may be, a number of shares of the Company’s common stock, an amount of cash or a combination of cash and shares of the Company’s common stock generally based on the amount by which the market price per share of the Company’s common stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the conversion price of the Notes during the relevant valuation period under the Convertible Note Hedge Transaction. However, if the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, the Company will owe the Option Counterparty shares of its common stock. The Company will not receive any additional proceeds if the warrants are exercised.

The foregoing description of the Convertible Note Hedge Transactions and the Warrant Transactions is qualified in its entirety by reference to the convertible note hedge transaction confirmations relating to the Convertible Note Hedge Transactions and the warrant transaction confirmations relating to the Warrant Transaction with the Option Counterparty, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

4.1	Base Indenture, dated December 10, 2014, between ANI Pharmaceuticals, Inc. and The Bank of New York Mellon

4.2	First Supplemental Indenture, dated December 10, 2014, between ANI Pharmaceuticals, Inc. and The Bank of New York Mellon (including the form of the 3.00% Convertible Senior Note due 2019)

4.3	Form of Note (included in Exhibit 4.2)

10.1	Convertible note hedge transaction confirmation, dated as of December 4, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc. (incorporated by reference from the Company's Current Report on Form 8-K, filed with the SEC on December 8, 2014)

10.2	Warrant transaction confirmation, dated as of December 4, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc. (incorporated by reference from the Company's Current Report on Form 8-K, filed with the SEC on December 8, 2014)

10.3	Additional Convertible note hedge transaction confirmation, of December 5, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc.

10.4	Additional Warrant transaction confirmation, of December 5, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc.

99.1	Press Release, dated December 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

By:	/s/ Charlotte C. Arnold
Name:	Charlotte C. Arnold
Title:	Vice President and Chief Financial Officer

Date: December 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Base Indenture, dated December 10, 2014, between ANI Pharmaceuticals, Inc. and The Bank of New York Mellon

4.2	First Supplemental Indenture, dated December 10, 2014, between ANI Pharmaceuticals, Inc. and The Bank of New York Mellon (including the form of the 3.00% Convertible Senior Note due 2019)

4.3	Form of Note (included in Exhibit 4.2)

10.1	Convertible note hedge transaction confirmation, dated as of December 4, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc. (incorporated by reference from the Company's Current Report on Form 8-K, filed with the SEC on December 8, 2014)

10.2	Warrant transaction confirmation, dated as of December 4, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc. (incorporated by reference from the Company's Current Report on Form 8-K, filed with the SEC on December 8, 2014)

10.3	Additional Convertible note hedge transaction confirmation, of December 5, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc.

10.4	Additional Warrant transaction confirmation, of December 5, 2014, by and between Nomura Global Financial Products Inc. and ANI Pharmaceuticals, Inc.

99.1	Press Release, dated December 10, 2014